SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 Amendment No. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               ASARCO Incorporated
------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     New Jersey                                   13-492440
-----------------------------------   ----------------------------
(State or other jurisdiction                    (IRS Employer
     of incorporation)                         Identification No.)

180 Maiden Lane, New York, New York                   10038
------------------------------------   --------------------------
(Address of principal executive offices)            (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered

      Rights to purchase Junior
      Participating Preferred Stock               New York Stock Exchange
      -----------------------------               ---------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-----------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Securities to be Registered.
         ------------------------------------------


               On January 28, 1998, the Board of Directors of ASARCO Incorporated (the "Company") approved the extension of the Company's existing shareholder rights plan by adopting a rights plan substantially similar to the Company's current rights plan. Pursuant to a new Rights Agreement between the Company and The Bank of New York, as Rights Agent (the "1998 Rights Agreement"), one Right will be issued for each outstanding share of the Company's common stock, without par value, on the earlier to occur of the expiration of the existing rights (August 7, 1999) or the redemption of such Rights in accordance with the terms of the current rights plan. Each of the new Rights will entitle the registered holder to purchase from the Company one one-hundredth of a share of its Junior Participating Preferred Stock, without par value, at a price of $90.00 per one one-hundredth of a share. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed, on January 31, 2008.

               On July 15, 1999, the Board of Directors of the Company approved amendments to the current rights plan and the new rights plan to permit the Company to consummate the transactions contemplated by an agreement and plan of merger between the Company and Cyprus Amax Minerals Company without causing the rights to become exercisable.

               The description and terms of the current Rights are set forth in the Rights Agreement dated as of July 26, 1989, as amended as of September 24, 1992, February 23, 1995, and July 15, 1999, which is incorporated herein by reference, and the description and terms of the new Rights are set forth in the 1998 Rights Agreement, as amended as of July 15, 1999, which is also incorporated herein by reference.


Item 2.        Exhibits.
               --------

               Item 2 is hereby amended to include the following exhibits:

Exhibit No.    Exhibit
-----------    -------
  4.1          Form of Rights Agreement dated as of
               July 26, 1989, between the Company and
               First Chicago Trust Company of New York, as Rights Agent, defining the rights of shareholders under a July 1989 Shareholders'
               Rights plan and dividend declaration

  4.2          Rights Agreement Amendment dated as of
               September 24, 1992, between the Company
               and The Bank of New York, as Successor
               Rights Agent under the Rights Agreement
               listed above

  4.3          Second Rights Agreement Amendment
               dated as of February 23, 1995, between
               the Company and The Bank of New York

  4.4          Amendment Number Three dated as of July 15,
               1999, to Rights Agreement, dated as of
               July 26, 1989, between the Company
               and The Bank of New York, as Rights Agent

  4.5 Rights Agreement, dated as of January 28, 1998, between the Company and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the form of Right Certificate

  4.6          Amendment Number One dated as of July 15
               1999, to Rights Agreement, dated as of
               January 28, 1998, between the Company
               and The Bank of New York, as Rights Agent

                                   SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     ASARCO Incorporated

                                                     (Registrant)


                                                  By:  /s/ Francis R. McAllister
                                                       -------------------------
                                                           Francis R. McAllister
                                                           Chairman and Chief
                                                           Executive Officer



Dated:   July 22, 1999

                                INDEX TO EXHIBITS

                                                                         Indexed
Exhibit No.    Exhibit                                                   on page
----------     -------                                                   -------
  4.1          Form of Rights Agreement dated as of
               July 26, 1989, between the Company and
               First Chicago Trust Company of New York, as Rights Agent, defining the rights of shareholders under a July 1989 Shareholders'
               Rights plan and dividend declaration
               (Filed as an Exhibit to the Company's report on Form 8-K filed on July 28, 1989 and incorporated herein by reference)

  4.2          Rights Agreement Amendment dated as of
               September 24, 1992, between the Company
               and The Bank of New York, as Successor
               Rights Agent under the Rights Agreement
               listed above
               (Filed as an Exhibit to the Company's
               1992 Annual Report on Form 10-K and
               incorporated herein by reference)

  4.3          Second Rights Agreement Amendment
               dated as of February 23, 1995, between
               the Company and The Bank of New York
               (Filed as an Exhibit to the Company's
               report on Form 8-K filed on February 24, 1995, and incorporated herein by reference)

  4.4          Amendment Number Three dated as of July 15,                  6
               1999, to Rights Agreement, dated as of
               July 26, 1989, between the Company
               and The Bank of New York, as Rights Agent

  4.5          Rights Agreement, dated as of
               January 28, 1998, between the Company
               and The Bank of New York, as Rights Agent, which includes as Exhibit A thereto, the form of Right Certificate (filed as Exhibit No. 4 to the Company's
               Current Report on Form 8-K, filed on
               March 2, 1998, and incorporated herein
               by reference)

  4.6          Amendment Number One dated as of July 15,                   10
               1999, to Rights Agreement, dated as of
               January 28, 1998, between the Company
               and The Bank of New York, as Rights Agent

Exhibit 4.4        Amendment  Number Three dated as of July 15,1999
                   ------------------------------------------------
                   to  Rights  Agreement,  dated  as of July  26,  1989,
                   -----------------------------------------------------
                   between the Company and The Bank of New York, as Rights Agent
                   -------------------------------------------------------------




                       AMENDMENT TO 1989 RIGHTS AGREEMENT

                  Amendment Number Three, dated as of July 15, 1999, to the Rights Agreement, dated as of July 26, 1989, as amended as of September 24, 1992 and February 23, 1995 (the "1989 Rights Agreement"), between ASARCO Incorporated, a New Jersey corporation (the "Company"), and The Bank of New York, as successor Rights Agent (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent entered into the 1989 Rights Agreement specifying the terms of the Rights (as defined therein);

                  WHEREAS, the Company desires to amend the 1989 Rights Agreement in accordance with Section 26 of the 1989 Rights Agreement;

                  WHEREAS, the Company proposes to enter into the Agreement and Plan of Merger, dated as of July 15, 1999 (the "Merger Agreement"), among ACA Holding Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., the Company and Cyprus Amax Minerals Company;

                  WHEREAS, the Board of Directors of the Company deems it advisable and in the best interest of its shareholders to amend the 1989 Rights Agreement to enable the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby without causing the Rights to become exercisable.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the 1989 Rights Agreement, the parties hereby agree as follows:

                  Section 1.  Definitions.  Capitalized  terms used and not
                              -----------
otherwise defined herein shall have the meaning assigned to such terms in the 1989 Rights Agreement.

                  Section 2.  Amendments  to the 1989 Rights  Agreement.  The
                              ------------------------------------------
1989 Rights  Agreement is hereby  amended as set forth in this Section 2.

                           (a) The definition of "Acquiring Person" in Section 1(a) of the 1989 Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of ACA Holding Incorporated, Cyprus Amax Minerals Company or any Subsidiary of either shall be deemed an Acquiring
                  Person solely by reason or as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement."

                           (b) The  definition  of "Stock  Acquisition  Date" in
         Section 1 of the 1989 Rights Agreement is hereby amended by adding the following sentence to the end of paragraph (kk) of Section 1:

                  "A Stock Acquisition Date shall not occur as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement"

                           (c) Section 3 of the 1989 Rights Agreement is hereby amended by adding the following sentence to the end of paragraph (a) in Section 3:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement."

                           (d) Section 11 of the 1989 Rights Agreement is hereby amended by adding the following sentence to the end of the second paragraph of (a)(ii) in Section 11:

                  "Notwithstanding anything in this Agreement to the contrary, a
                  Section 11(a)(ii) Event shall not be deemed to have occurred as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement."

                           (e) The following definitions are hereby added to Section 1 of the 1989 Rights Agreement in the appropriate alphabetical order:

                  ""ASARCO Merger" means the merger of ACO Acquisition Corp. with and into the Company upon the terms and conditions set forth in the Merger Agreement." ""Cyprus Amax Merger" means the merger of CAM Acquisition Corp. with and into Cyprus Amax Minerals Company upon the terms and conditions set forth in the Merger Agreement."

                  ""Merger Agreement" means the Agreement and Plan of Merger, dated as of July 15, 1999, among ACA Holding Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., the Company and Cyprus Amax Minerals Company."

                  Section 3.  Miscellaneous.
                              ---------------

                           (a) The term "Agreement" as used in the 1989 Rights Agreement shall be deemed to refer to the 1989 Rights Agreement as amended hereby.

                           (b) The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the 1989 Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                           (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

                           (d) This Amendment shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to be duly executed and attested, all as of the day and year first above written.


Attest:                                              ASARCO INCORPORATED


By:/s/A. Kinsolving                                   By:/s/F. R. McAllister
-------------------                                   -------------------------
Name: A. Kinsolving                                   Name: F. R. McAllister
Title: Vice President                                 Title: Chairman



Attest:                                              THE BANK OF NEW YORK


By:/s/Alexander Pabon                                By:/s/Joe Varca
----------------------                               --------------------
Name: Alexander Pabon                                Name: Joe Varca
Title: Assistant Treasurer                           Title: Vice President

Exhibit 4.6        Amendment  Number One dated as of July 15,1999 to
                   -------------------------------------------------
                   Rights  Agreement,  dated  as of  January  28,  1998,
                   -----------------------------------------------------
                   between the Company and The Bank of New York, as Rights Agent
                   -------------------------------------------------------------




                       AMENDMENT TO 1998 RIGHTS AGREEMENT

                  Amendment Number One, dated as of July 15, 1999, to the Rights Agreement, dated as of January 28, 1998 (the "Rights Agreement"), between ASARCO Incorporated, a New Jersey corporation (the "Company"), and The Bank of New York, as Rights Agent (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

                  WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;

                  WHEREAS, the Company proposes to enter into the Agreement and Plan of Merger, dated as of July 15, 1999 (the "Merger Agreement"), among ACA Holding Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., the Company and Cyprus Amax Minerals Company;

                  WHEREAS, the Board of Directors of the Company deems it advisable and in the best interest of its shareholders to amend the Rights
Agreement to enable the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby without causing the Rights to become exercisable.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

                  Section 1.  Definitions.  Capitalized  terms used and not
                              --------------
otherwise defined herein shall have the meaning assigned to such terms in the Rights Agreement.

                  Section 2.  Amendments to Rights Agreement.  The Rights
                              -------------------------------
Agreement is hereby amended as set forth in this Section 2.

                           (a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of ACA Holding Incorporated, Cyprus Amax Minerals Company or any Subsidiary of either shall be deemed an Acquiring
                  Person solely by reason or as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement."

                           (b) The  definition  of "Stock  Acquisition  Date" in
         Section 1 of the Rights Agreement is hereby amended by adding the following sentence to the end of paragraph (l) of Section 1:

                  "A Stock Acquisition Date shall not occur as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement"

                           (c) Section 3 of the Rights Agreement is hereby amended by adding the following sentence to the end of the paragraph
         (a) in Section 3:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution or delivery of the Merger Agreement or the consummation of either the ASARCO Merger or the Cyprus Amax Merger or any other transaction contemplated by the Merger Agreement."

                           (d) Section 7 of the Rights Agreement is hereby amended by adding a new clause (ii) to paragraph (a) in Section 7 and amending the parenthetical following clause (iii) to paragraph (a) in
         Section 7 as follows:

                  ", (ii) the Effective Time (as such term is defined in the Merger Agreement) or (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

                           (e) The  following  definitions  are hereby added to
         Section 1 of the Rights Agreement in the appropriate alphabetical order:

                  ""ASARCO Merger" means the merger of ACO Acquisition Corp. with and into the Company upon the terms and conditions set forth in the Merger Agreement."

                  ""Cyprus Amax Merger" means the merger of CAM Acquisition Corp. with an into Cyprus Amax Minerals Company upon the terms and conditions set forth in the Merger Agreement."

                  ""Merger Agreement" means the Agreement and Plan of Merger, dated as of July 15, 1999, among ACA Holding Incorporated, ACO Acquisition Corp., CAM Acquisition Corp., the Company and Cyprus Amax Minerals Company."

                  Section 3.  Miscellaneous.
                              ---------------

                           (a) The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

                           (b) The foregoing amendment shall be effective as of the date first above written, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                           (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all for which together shall constitute one and the same instrument.

                           (d) This Amendment shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to be duly executed and attested, all as of the day and year first above written.


Attest:                                              ASARCO INCORPORATED


By:/s/A. Kinsolving                                  By:/s/F. R. McAllister
-------------------                                  ---------------------------
Name: A. Kinsolving                                  Name: F. R. McAllister
Title: Vice President                                Title: Chairman and Cheif
                                                     Executive Officer


Attest:                                              THE BANK OF NEW YORK


By:/s/Alexander Pabon                                By:/s/Joe Varca
----------------------                               -----------------------
Name: Alexander Pabon                                Name: Joe Varca
Title: Assistant Treasurer                           Title: Vice President